Exhibit 10.5

July 14, 2005

John Simonelli

Graymark Productions, Inc.

101 North Robinson

Suite 920

Oklahoma City, OK 73102

Dear John:

Reference is made to that certain short-form agreement between Image Entertainment, Inc. (“Image”) and Graymark Productions, Inc. (“Graymark”), as amended, dated as of July         2005 (the “Agreement”).  Although we have not yet executed a long-form agreement or decided upon a vehicle for the venture, please note that Image is prepared to accept and finance the film “Surveillance” (the “Program”) pursuant to the Agreement, under the following terms and conditions:

Total Budget:

Approximately Five Hundred Sixty-Nine Thousand Two Hundred Twenty-Six Dollars ($569,226). Image shall finance Two Hundred Eighty-Four Thousand Six Hundred Thirteen Dollars ($284,613) of the total budget. Payment of the $284,613 shall be per the terms of the Agreement.

All Other Terms:	As per the Agreement

If the above meets with your approval, please have your client sign below.  Thank you.

Best regards,

Dennis Hohn Cho, Esq.
Senior Vice President, Business Affairs & General Counsel

THE ABOVE IS ACKNOWLEDGED AND AGREED.

GRAYMARK PRODUCTIONS, INC.

By: John Simonelli
Title: